SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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WILSHIRE MUTUAL FUNDS, INC.

(Name of Registrant as Specified in Its Charter)

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IMPORTANT NEWS ABOUT WILSHIRE MUTUAL FUNDS, INC.

August 21, 2019

Dear Shareholder:

We are pleased to inform you that, at the recommendation of Wilshire Associates Incorporated (“Wilshire” or the “Adviser”), the Board of Directors of Wilshire Mutual Funds, Inc. (the “Company”) has approved a subadvisory agreement between Wilshire and Lazard Asset Management LLC (“Lazard”), pursuant to which Lazard serves as a new subadviser to the Wilshire International Equity Fund (the “Fund”) effective June 28, 2019. Los Angeles Capital Management and Equity Research, Inc., WCM Investment Management and Pzena Investment Management, LLC continue to serve as subadvisers to the Fund. Wilshire continues to serve as the investment adviser to the Company and oversee the subadvisers of the Fund.

Please note that, in reliance on an exemptive order issued by the Securities and Exchange Commission, changes in subadvisers for the Fund do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with certain additional information about these changes that we are required to make available to you.

The next few pages of this document feature more information about Lazard, including its investment processes and styles. Please take a few moments to read the information contained herein and call us at 1-866-591-1568, if you have any questions.

On behalf of the Board of Directors, I thank you for your continued investment in the Fund.

Sincerely,

Jason A. Schwarz

Director and President

WILSHIRE MUTUAL FUNDS, INC.

INFORMATION STATEMENT TO THE SHAREHOLDERS OF THE

WILSHIRE INTERNATIONAL EQUITY FUND

This document is an Information Statement and is being furnished to shareholders of the Wilshire International Equity Fund (the “Fund”), a series of Wilshire Mutual Funds, Inc. (the “Company”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC”). Wilshire Associates Incorporated (“Wilshire” or the “Adviser”) serves as the investment adviser for the Company. The exemptive order permits Wilshire to employ additional subadvisers, terminate subadvisers, and modify subadvisory agreements without prior approval of the Company’s shareholders.

Under the SEC order, if Wilshire retains a new subadviser or materially changes an existing subadvisory agreement between Wilshire and a subadviser, shareholders of the affected portfolios of the Company are required to be provided an Information Statement explaining any changes and disclosing the aggregate fees paid to the subadvisers of such portfolios as a result of those changes. A copy of the subadvisory agreement with Lazard Asset Management LLC (“Lazard”) on behalf of the Fund is attached to this Information Statement as Appendix A.

The Fund will bear the expenses incurred in connection with preparing and mailing this Information Statement to its shareholders. Information on shareholders who owned beneficially 5% or more of the shares of the Fund as of August 1, 2019 is set forth in Appendix B. To the knowledge of the Company, the executive officers and Directors of the Company as a group owned less than 1% of the outstanding shares of the Fund and the Company as of August 1, 2019.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS
DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR
A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement will be available on the Company’s website at http://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireInternationalEquityFund.aspx until November 29, 2019.

Appointment of a New Subadviser to the Fund

On May 20, 2019, the Board of Directors of the Company (the “Board” and each individually, a “Director”) approved a subadvisory agreement between Wilshire and Lazard, pursuant to which Lazard serves as a new subadviser to the Fund effective June 28, 2019. Los Angeles Capital Management and Equity Research, Inc., WCM Investment Management and Pzena Investment Management, LLC continue to serve as subadvisers to the Fund. Wilshire continues to serve as the investment adviser to the Company and oversee the subadvisers of the Fund.

At the meeting on May 20, 2019, in connection with the review of Wilshire’s proposed subadvisory agreement with Lazard, the Board evaluated information provided by Wilshire and Lazard in accordance with Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).

The information that follows outlines the Board’s considerations associated with its approval of the Subadvisory Agreement (the “Subadvisory Agreement”). In connection with its deliberations regarding the approval of this relationship, the Board considered such information and factors as it believed to be relevant. As described below, the Board considered the nature, extent, and quality of the services to be performed by Lazard under the proposed subadvisory arrangement; comparative fees as provided by Lazard; the profits to be realized by Lazard; the extent to which Lazard would realize economies of scale as the Fund grows; and whether any fall-out benefits would be realized by Lazard. In considering these matters, the Board was advised with respect to relevant legal standards by independent legal counsel. In addition, the Directors who are not considered to be “interested persons” of the Company as defined in the 1940 Act (the “Independent Directors”) discussed the approval of the Subadvisory Agreement with management and in private sessions with independent legal counsel at which no representatives of Lazard were present.

As required by the 1940 Act, the approval of the Subadvisory Agreement was confirmed by a separate vote of the Independent Directors. In deciding to approve the Subadvisory Agreement, the Board did not identify any single factor as controlling and this summary does not describe all of the matters considered. However, the Board concluded that each of the various factors referred to below favored such approval.

Information Received

The Board, including all of the Independent Directors, considered the approval of the Subadvisory Agreement at the Board’s May 20, 2019 meeting. The Directors received information from the Adviser regarding the factors underlying its recommendations to approve the Subadvisory Agreement. The Directors also received information from Lazard describing: (i) the nature, extent and quality of services to be provided; (ii) the financial condition of Lazard; (iii) the extent to which economies of scale may be realized as the Fund grows; (iv) whether fee levels reflect any possible economies of scale for the benefit of the Fund’s shareholders; (v) comparisons of services rendered and amounts paid by comparable advisory clients; and (vi) benefits to be realized by Lazard from its relationship with the Fund. The Independent Directors were assisted in their review by independent legal counsel.

As part of its evaluation, the Board considered the assessment of performance made by the Investment Committee (which is composed solely of Independent Directors), which also met on May 20, 2019 to review data on Lazard’s performance for managing investment products similar to the Fund. Based upon its evaluation of all materials provided, the Board concluded that it was in the best interests of the Fund to approve the Subadvisory Agreement with Lazard.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided under the Subadvisory Agreement. The Board considered the reputation, qualifications and background of Lazard, investment approach of Lazard, the experience and skills of investment personnel to be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered the analysis provided by the Adviser, which concluded that Lazard would provide reasonable services and recommended that the Subadvisory Agreement be approved.

The Board reviewed information comparing Lazard’s annualized gross investment performance for managing investment products with an investment strategy similar to the one to be employed by Lazard for the Fund to the MSCI ACWI ex-US Investable Market Index (the Fund’s benchmark index effective June 28, 2019) and the MSCI ACWI ex-US Small Cap Index (the index most comparable to the investment strategy to be employed by Lazard for the Fund) for the one- and three-year periods ended March 31, 2019. The Board noted that Lazard underperformed both indexes for the one-year period ended March 31, 2019 and outperformed both indexes for the three-year period ended March 31, 2019.

Subadvisory Fees

The Board considered Lazard’s proposed subadvisory fee. The Board evaluated the competitiveness of the subadvisory fee based upon data supplied by Lazard about the fees charged to other clients. The Board also considered that the subadvisory fee rate was negotiated at arm’s length between the Adviser and Lazard, that the Adviser compensates Lazard from its fees and that the aggregate advisory fee had been deemed reasonable by the Board.

With respect to Lazard’s reported fees for “Other Clients” with comparable investment policies and services, the Board determined that the subadvisory fee to be charged to the Adviser is competitive.

Based upon all of the above, the Board determined that the subadvisory fee is reasonable.

Profitability to the Subadviser

The Board noted that the Adviser compensates Lazard from its own advisory fees and that the fee was negotiated at arm’s length between the Adviser and Lazard. In addition, the Board noted that the revenues to Lazard would be limited due to the current size of the Fund. The Board took these factors into consideration in concluding that the subadvisory fee is reasonable.

Economies of Scale

The Board considered whether there may be economies of scale with respect to the subadvisory services to be provided to the Fund and whether the subadvisory fee reflects such economies of scale through breakpoints in fees. The Board also considered whether the effective subadvisory fee rate under the Subadvisory Agreement is reasonable in relation to the asset size of the Fund. The Board concluded that the fee schedule for Lazard reflects an appropriate recognition of any economies of scale.

Fall-Out Benefits

The Board also considered the character and amount of other incidental benefits to be received by Lazard. The Board considered Lazard’s soft dollar practices. The Board concluded that, taking into account any such other benefits, the subadvisory fee to be charged under the Subadvisory Agreement is reasonable.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Subadvisory Agreement are fair and reasonable, and that the approval of the Subadvisory Agreement is in the best interests of the Fund.

LAZARD

In managing its portion of the Fund, Lazard selects securities ranked according to four independent proprietary measures: growth, value, sentiment and quality. Growth potential is measured by looking at the consistency of earnings and sales over the past few years and then by leveraging this data, along with margins, research and development, capital expenditures, cash flow growth and other reported financial metrics to project future growth potential. Valuation is derived by comparing relative book value, cash flow and earnings across companies normalized by industry and region. Sentiment is gauged by looking at relative idiosyncratic price strength, changes in sell-side analysts’ earnings projections and the street’s enthusiasm for the stock. Quality is measured by the strength of a company’s earnings and its ability to grow its earnings organically. Risks are controlled relative to the strategy’s benchmark using a proprietary approach which measures multiple contributors, including beta, capitalization, geographic and sector exposure, style, position size, and company events. Security weights are determined by a combination of a stock’s attractiveness and the risk impact to the Fund’s portfolio.

The Lazard strategy seeks to outperform the MSCI ACWI ex US Small Cap Index. Lazard relies on a core, bottom-up approach. Stocks are selected for Lazard’s portion of the portfolio from an investment universe of approximately 7,000 developed and emerging-market stocks using an active, quantitatively based investment process that evaluates each company on a daily basis relative to global peers. Each company in the investable universe is measured daily in terms of its growth potential, valuation, market sentiment and financial quality. Portfolio risks are managed independently by maintaining exposures that are similar to the MSCI ACWI ex US Small Cap Index including region, industry, country and beta.

Lazard is located at 30 Rockefeller Plaza, New York, NY 10112. Lazard, a Delaware limited liability company, is a registered investment adviser and wholly-owned subsidiary of Lazard Frères & Co. LLC (“LF&Co”), a New York limited liability company with one member, Lazard Group, LLC (“Lazard Group”), which is a Delaware limited liability company. Interests of Lazard Group are indirectly held by Lazard Ltd, a Bermuda corporation whose shares are publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “LAZ.” As of March 31, 2019, Lazard managed approximately $211.5 billion in regulatory assets under management. Lazard’s investment team consists of Paul Moghtader, Taras Ivanenko, Alex Lai, Jason Williams and Susanne Willumsen.

Paul Moghtader, a Managing Director of Lazard, is a Portfolio Manager/Analyst on various of the Global Advantage portfolio management teams. Prior to joining Lazard in 2007, Mr. Moghtader was Head of the Global Active Equity Group and a Senior Portfolio Manager at State Street Global Advisors (“SSGA”). Mr. Moghtader began his career at Dain Bosworth as a research assistant when he began working in the investment field in 1992. Mr. Moghtader is a Chartered Financial Analyst (“CFA”) Charterholder.

Taras Ivanenko, a Director of Lazard, is a Portfolio Manager/Analyst on various of the Global Advantage portfolio management teams. Prior to joining Lazard in 2007, Mr. Ivanenko was a Senior Portfolio Manager in the Global Active Equity group at SSGA. Mr. Ivanenko began working in the investment field in 1995 and is a CFA Charterholder.

Alex Lai, a Director of Lazard, is a Portfolio Manager/Analyst on various of the Global Advantage portfolio management teams. Prior to joining Lazard in 2008, Mr. Lai was a Vice President and Quantitative Portfolio Manager in the Global Active Equity group at SSGA. Mr. Lai began working in the investment field in 2002 and is a CFA Charterholder.

Jason Williams, a Director of Lazard, is a Portfolio Manager/Analyst on various of the Global Advantage portfolio management teams. Prior to joining Lazard in 2008, Mr. Williams was a Quantitative Portfolio Manager in the Pan European Active Equities group at SSGA. Mr. Williams began working in the investment field in 2001 and is a CFA Charterholder.

Susanne Willumsen, a Managing Director of Lazard, is a Portfolio Manager/Analyst on various of the Global Advantage portfolio management teams. Prior to joining Lazard in 2008, Ms. Willumsen was Managing Director, Head of Active Equities Europe at SSGA. Ms. Willumsen began working in the investment field in 1993.

Aggregate Fees

Wilshire’s annual advisory fee for the Fund is 1.00% on the first $1 billion of portfolio assets and 0.90% on portfolio assets in excess of $1 billion. The Fund’s advisory fee is based on its average daily net assets, computed daily and payable monthly. For the fiscal year ended December 31, 2018, the Fund paid Wilshire $4,205,064 in net advisory fees, which amount represented $4,123,786 in advisory fees accrued for the fiscal year ended December 31, 2018, $84,297 in investment advisory fees recouped from prior advisory fees waived or expenses reimbursed, and $3,091 in advisory fees waived or expenses reimbursed by the Adviser.

For the fiscal year ended December 31, 2018, the aggregate subadvisory fees paid by Wilshire to all subadvisers with respect to the Fund totaled $1,518,544. These aggregate subadvisory fees represented 0.37% of the average net assets of the Fund as of the fiscal year ended December 31, 2018.

For the fiscal year ended December 31, 2018, the aggregate subadvisory fees that would have been paid by Wilshire if the Subadvisory Agreement was in effect with respect to the Fund are $1,633,167, which represent 4.95% more than the actual aggregate subadvisory fees paid by the Fund in the amount of $1,518,544 for the fiscal year ended December 31, 2018.

All subadvisory fees are paid by Wilshire and not the Company. The fee paid by Wilshire to Lazard depends on the fee rates negotiated by Wilshire and on the percentage of the assets of the Fund allocated by Wilshire to Lazard. Because Wilshire pays the subadviser’s fees out of its own fees received from the Fund, there is no “duplication” of advisory fees paid.

Terms of the Subadvisory Agreement

The Subadvisory Agreement will continue in effect until August 31, 2020, unless sooner terminated as provided in certain provisions contained in the Subadvisory Agreement. The Subadvisory Agreement will continue in effect from year to year thereafter with respect to the Fund so long as the Subadvisory Agreement is specifically approved at least annually in the manner required by the 1940 Act.

The Subadvisory Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by Wilshire or Lazard on sixty days’ prior written notice to the other party. The Subadvisory Agreement may be terminated by the Fund by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days’ written notice to Lazard by the Fund. The Subadvisory Agreement may also be terminated at any time without payment of any penalty by Wilshire, the Board or a vote of the majority of outstanding voting securities of the Fund in the event Lazard has taken any action which results in a material breach of the covenants of the subadviser under the Subadvisory Agreement. The Subadvisory Agreement will automatically terminate with respect to the Fund if the Investment Advisory Agreement between Wilshire and the Fund is terminated, assigned or not renewed.

Additional Disclosure Regarding Lazard

Lazard disclosed that they do not currently manage a registered investment company with an investment objective similar to that of the Fund.

The names and principal occupations of the principal executive officers and each director of Lazard are listed below. The address for each such officer or director is 30 Rockefeller Plaza, New York, NY 10112.

Name of Officer or Director	Principal Occupation
Paul, Nathan A.	Chief Business Officer
Bhutani, Ashish	Director, Chief Executive Officer
Jacobs, Kenneth M.	Director
Stern, Alexander F.	Director
Anderson, Mark R.	General Counsel, Chief Compliance Officer
Rosenberg, William B.	Global Head of Operations & Finance

Distributor and Administrator

Pursuant to a Distribution Agreement, Ultimus Fund Distributors, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, is the distributor for the continuous offering of shares of the Fund and acts as agent of the Fund in the sale of its shares. Ultimus Fund Solutions, LLC (the “Administrator”), 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, an affiliate of the Distributor, is the administrator for the Company. Ultimus Fund Distributors, LLC, is a wholly-owned subsidiary of Ultimus Fund Solutions, LLC.

Householding

If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of the Notice Regarding Internet Availability of this Information Statement will be sent to shareholders at the same address. If you would like to receive a separate copy of the Notice Regarding Internet Availability of this Information Statement, please call 1-866-591-1568. If you currently receive multiple copies of notices, Information Statements, proxy statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call 1-866-591-1568 or write to the Company c/o DST Systems, Inc., at 430 W. 7th Street, Kansas City, MO 64105.

Other Information

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS OF THE FUND UPON REQUEST. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE MUTUAL FUNDS, INC. C/O DST SYSTEMS, INC. 430 W. 7TH STREET, KANSAS CITY, MO 64105, OR BY CALLING 1-866-591-1568.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS

INFORMATION STATEMENT:

The Information Statement is available at:

http://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireInternationalEquityFund.aspx

APPENDIX A

INVESTMENT SUB-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement (“Agreement”) is made as of the 17th day of June, 2019 (the “Effective Date”) by and between Wilshire Associates Incorporated, a California corporation (“Adviser”), and Lazard Asset Management LLC, a registered investment adviser (“Sub-Adviser”).

Whereas Adviser is the investment adviser of the Wilshire Mutual Funds, Inc. (the “Fund”), an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), currently consisting of six separate series or portfolios (collectively, the “Fund Portfolios”) including the Large Company Growth Portfolio, the Large Company Value Portfolio, the Small Company Growth Portfolio, the Small Company Value Portfolio, the Wilshire 5000 Index Fund and the Wilshire International Equity Fund;

Whereas Adviser desires to retain Sub-Adviser to furnish investment advisory services for the Fund Portfolio(s) as described in Exhibit 1 – Fund Portfolio Listing, as may be amended from time to time, and Sub-Adviser wishes to provide such services, upon the terms and conditions set forth herein;

Now Therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Appointment. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to each Fund Portfolio described in Exhibit 1 for the period and on the terms set forth in this Agreement. Sub-Adviser hereby accepts such appointment and agrees to furnish the services set forth for the compensation herein provided.

2. Sub-Adviser Services. Subject always to the supervision of the Fund’s Board of Directors and Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, such portion of the assets of each Fund Portfolio as Adviser shall from time to time designate (each a “Portfolio Segment”) and place all orders for the purchase and sale of securities on behalf of each Portfolio Segment. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund and each Fund Portfolio and will monitor a Portfolio Segment’s investments, and will comply with the provisions of the Fund’s Articles of Incorporation and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of each Fund Portfolio as set forth in the prospectus and Statement of Additional Information for each Fund Portfolio, as amended from time to time, as well as any other objectives, policies or limitations as may be provided by Adviser to Sub-Adviser in writing from time to time.

Upon request, Sub-Adviser will provide reports at least quarterly to the Board of Directors and to Adviser. Sub-Adviser will make its officers and employees available to Adviser and the Board of Directors from time to time at reasonable times to review investment policies of each Fund Portfolio with respect to each Portfolio Segment and to consult with Adviser regarding the investment affairs of each Portfolio Segment.

Sub-Adviser agrees that it:

(a) will same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b) will conform with all applicable provisions of the 1940 Act and rules and regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable laws and regulations of any governmental authority pertaining to its investment advisory activities, including all portfolio diversification requirements necessary for each Portfolio Segment to comply with subchapter M of the Internal Revenue Code as if each were a regulated investment company thereunder;

(c) to the extent authorized by Adviser in writing, and to the extent permitted by law, will execute purchases and sales of portfolio securities and other investments for each Portfolio Segment through brokers or dealers designated by management of the Fund to Adviser for the purpose of providing direct benefits to the Fund, provided that Sub-Adviser determines that such brokers or dealers will provide best execution in view of all appropriate factors, and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment to such brokers or dealers for the account of the relevant Fund Portfolio. Adviser and the Fund understand that the brokerage commissions or transaction costs in such transactions may be higher than those which the Sub-Adviser could obtain from another broker or dealer, in order to obtain such benefits for the Fund;

(d) is authorized to and will select all other brokers or dealers that will execute the purchases and sales of portfolio securities for each Portfolio Segment and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment for the account of each Fund Portfolio. In making such selection, Sub-Adviser shall seek to obtain best execution, which includes most favorable net results and execution of a Portfolio Segment’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and applicable regulations and interpretations, the Sub-Adviser, to the extent applicable, may allocate brokerage on behalf of the Fund to a broker-dealer who provides research services. With respect to transactions under sub-paragraph (c) or this sub-paragraph (d), it is understood that Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of any Fund Portfolio, or be in breach of any obligation owing to the Fund or in respect of any Fund Portfolio under this Agreement, or otherwise, solely by reason of its having caused a Fund Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of a Fund Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker, or dealer, viewed in terms of that particular transaction or Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Adviser may, from time to time, engage other sub-advisers to advise portions of a Fund Portfolio other than the Portfolio Segment. The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Adviser with respect to transactions in securities or other assets concerning a Fund Portfolio, except to the extent permitted by certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

(e) is authorized to consider for investment by each Portfolio Segment securities that may also be appropriate for other funds and/or clients served by Sub-Adviser. To assure fair treatment of each Portfolio Segment and all other clients of Sub-Adviser in situations in which two or more clients’ accounts participate simultaneously in a buy or sell program involving the same security, such transactions will be allocated among each Portfolio Segment and other clients in a manner deemed equitable by Sub-Adviser. Sub-Adviser is authorized to aggregate purchase and sale orders for securities held (or to be held) in each Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated, the actual prices applicable to the aggregated transaction will be averaged and each Portfolio Segment and each other account or portfolio participating in the aggregated transaction will be treated as having purchased or sold its portion of the securities at such average price, and all transaction costs incurred in effecting the aggregated transaction will be shared on a pro-rata basis among the accounts or portfolios (including each Portfolio Segment) participating in the transaction. Adviser and the Fund understand that Sub-Adviser may not be able to aggregate transactions through brokers or dealers designated by Adviser with transactions through brokers or dealers selected by Sub-Adviser, in which event the prices paid or received by each Portfolio Segment will not be so averaged and may be higher or lower than those paid or received by other accounts or portfolios of Sub-Adviser;

(f) will report regularly to Adviser and to the Board of Directors and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Directors on a regular basis at reasonable times the management of each Portfolio Segment, including without limitation, review of the general investment strategies of each Portfolio Segment, the performance of each Portfolio Segment in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Adviser;

(g) will prepare such books and records with respect to each Portfolio Segment’s securities transactions as requested by Adviser and will furnish Adviser and the Fund’s Board of Directors such periodic and special reports as the Board or Adviser may reasonably request;

(h) will vote all proxies with respect to securities in each Portfolio Segment according to Sub-Adviser’s proxy voting policy;

(i) shall have the authority, at its sole discretion, to file proof of claim forms in connection with any litigation or other proceeding based upon the Sub-Adviser’s records regarding any security held in the Portfolio Segment unless otherwise limited herein. In determining whether to file proof of claim forms, Sub-Adviser will use its reasonable discretion; and

(j) will act upon reasonable instructions from Adviser which, in the reasonable determination of Sub-Adviser, are not inconsistent with Sub-Adviser’s fiduciary duties under this Agreement.

3. Expenses. During the term of this Agreement, Sub-Adviser will provide the office space, furnishings, equipment and personnel required to perform its activities under this Agreement, and will pay all customary management expenses incurred by it in connection with its activities under this Agreement, which shall not include the cost of securities (including brokerage commissions, if any) purchased for each Portfolio Segment.

4. Compensation. For the services provided and the expenses assumed under this Agreement, Adviser will pay Sub-Adviser, and Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee computed and paid as set forth in Exhibit 2 - Fee Schedule.

5. Other Services. Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent Adviser, the Fund or a Fund Portfolio or otherwise be deemed an agent of Adviser, the Fund or a Fund Portfolio. Adviser understands and has advised the Fund’s Board of Directors that Sub-Adviser may act as an investment adviser or sub-investment adviser to other investment companies and other advisory clients. Sub-Adviser understands that during the term of this Agreement Adviser may retain one or more other sub-advisers with respect to any portion of the assets of a Fund Portfolio other than each Portfolio Segment.

6. Affiliated Broker. Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for each Fund Portfolio in connection with the purchase or sale of securities or other investments for each Portfolio Segment, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution as set forth above; (b) the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (c) the provisions of the 1934 Act; and (d) other applicable provisions of law. Subject to the requirements of applicable law and any procedures adopted by the Fund’s Board of Directors, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Fund Portfolio or the Fund for such services in addition to Sub-Adviser’s fees for services under this Agreement.

7. Representations of Sub-Adviser. Sub-Adviser is registered with the Securities and Exchange Commission under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser. Sub-Adviser: (a) is duly organized and validly existing under the laws of the state of its organization with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, and the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its services under this Agreement, (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act, and (f) will notify Adviser of any change in control of the Sub-Adviser within a reasonable time after such change.

8. Books and Records. Sub-Adviser will maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to each Portfolio Segment’s investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act. Sub-Adviser agrees that all books and records which it maintains for each Fund Portfolio or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser’s or the Fund’s request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within a reasonable period of time following a written request to the Fund’s accountants or auditors during regular business hours at Sub-Adviser’s offices; provided that such period of time shall not exceed seven business days. Adviser and the Fund or either of their authorized representatives shall have the right to copy any records in the possession of Sub-Adviser which directly pertain to each Fund Portfolio or the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund (provided, however, that Sub-Adviser may retain copies of such records as required by law).

Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or in writing by Adviser or the Fund, or if such disclosure is required by federal or state regulatory authorities. Sub-Adviser may disclose the investment performance of each Portfolio Segment, provided that such disclosure does not reveal the identity of Adviser, each Fund Portfolio or the Fund or the composition of each Portfolio Segment. Sub-Adviser may, disclose that Adviser, the Fund and each Fund Portfolio are its clients; provided, however, that Sub-Adviser will not advertise or market its relationship with Adviser or the Fund or issue press releases regarding such relationships without the express written prior consent of Adviser. Notwithstanding the foregoing, Sub-Adviser may disclose (i) the investment performance of each Portfolio Segment to Fund officers and directors/trustees and other service providers of the Fund, and (ii) any investment performance that is public information to any person.

9. Code of Ethics. Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Adviser and the Fund with a copy of such code. Within 35 days of the end of each calendar quarter during which this Agreement remains in effect, the chief compliance officer (or his/her designee) of Sub-Adviser shall certify to Adviser or the Fund that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of Sub-Adviser’s code of ethics or, if any violation has occurred that is material to the Fund, the nature of such violation and of the action taken in response to such violation.

10. Limitation of Liability. Neither Sub-Adviser nor any of its partners, officers, stockholders, agents or employees shall have any liability to Adviser, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or loss arising out of any investment, or for any other act or omission in the performance by Sub-Adviser of its duties hereunder, except for liability resulting from willful misfeasance, bad faith, or gross negligence on Sub-Adviser’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

Sub-Adviser agrees to indemnify and defend Adviser, its officers, directors, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in each Fund Portfolio, made in writing by Sub-Adviser and provided to Adviser, the Fund or its agents or service providers by Sub-Adviser for use therein; provided, however, that Sub-Adviser has had a reasonable opportunity to review information regarding Sub-Adviser contained in the Fund’s registration statement, proxy materials, or communications.

Adviser agrees to indemnify and defend Sub-Adviser, its officers, directors, employees and any person who controls Sub-Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in each Fund Portfolio for information that was not provided to Adviser or the Fund (or its agents or service providers) by Sub-Adviser, provided, however, that the Sub-Adviser and its affiliates shall repay any such indemnification with respect to any loss or expense which was determined by a court of competent jurisdiction to be directly caused by the gross negligence, willful malfeasance or fraud of Sub-Adviser.

11. Term and Termination. This Agreement shall become effective with respect to each Portfolio Segment on the Effective Date and shall remain in full force until August 31, 2020, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Fund Portfolio, but only as long as such continuance is specifically approved for each Fund Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Fund Portfolio, Sub-Adviser may continue to serve in such capacity for such Fund Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall terminate as follows:

(a) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to any Fund Portfolio at any time without the payment of any penalty by Adviser or by Sub-Adviser on sixty days written notice to the other party. This Agreement may also be terminated by the Fund with respect to any Fund Portfolio by action of the Board of Directors or by a vote of a majority of the outstanding voting securities of such Fund Portfolio (as defined in the 1940 Act) on sixty days written notice to Sub-Adviser by the Fund.

(b) This Agreement may be terminated with respect to any Fund Portfolios at any time without payment of any penalty by Adviser, the Board of Directors or a vote of majority of the outstanding voting securities of such Fund Portfolio in the event that Sub-Adviser or any officer or director of Sub-Adviser has taken any action which results in a material breach of the covenants of Sub-Adviser under this Agreement.

(c) This Agreement shall automatically terminate with respect to a Fund Portfolio in the event the Investment Management Agreement between Adviser and the Fund with respect to that Fund Portfolio is terminated, assigned or not renewed.

Termination of this Agreement shall not affect the right of Sub-Adviser to receive payments of any unpaid balance of the compensation described in Section 4 earned prior to such termination.

12. Notice. Any notice under this Agreement by a party shall be in writing, addressed and delivered, mailed postage prepaid, or sent by facsimile transmission with confirmation of receipt, to the other party at such address as such other party may designate for the receipt of such notice.

13. Limitations on Liability. The obligations of the Fund entered into in the name or on behalf thereof by any of its directors, representatives or agents are made not individually but only in such capacities and are not binding upon any of the directors, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to each Fund Portfolio for the enforcement of any claims.

14. Adviser Responsibility. Adviser will provide Sub-Adviser with copies of the Fund’s Articles of Incorporation, By-laws, prospectus, and Statement of Additional Information and any amendment thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement; provided, however, that no changes or modifications to the foregoing shall be binding on Sub-Adviser until it is notified thereof.

15. Arbitration of Disputes. Any claim or controversy arising out of or relating to this Agreement which is not settled by agreement of the parties shall be settled by arbitration in Santa Monica, California before a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The parties agree that such arbitration shall be the exclusive remedy hereunder, and each party expressly waives any right it may have to seek redress in any other forum. Any arbitrator acting hereunder shall be empowered to assess no remedy other than payment of fees and out-of-pocket damages. Each party shall bear its own expenses of arbitration, and the expenses of the arbitrators and of a transcript of any arbitration proceeding shall be divided equally between the parties. Any decision and award of the arbitrators shall be binding upon the parties, and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction. If litigation is commenced to enforce any such award, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs.

16. Miscellaneous. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be amended only by written consent of both parties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors.

17. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the state of California.

Adviser and Sub-Adviser have caused this Agreement to be executed as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED		LAZARD ASSET MANAGEMENT LLC

By:	/s/ Jason Schwarz	By:	/s/ Nathan A. Paul
	Jason Schwarz	Name:	Nathan A. Paul
Title:	President, Wilshire Funds Management	Title:	Chief Business Officer

EXHIBIT 1
FUND PORTFOLIO LISTING

1.	Wilshire Mutual Funds – Wilshire International Equity Fund

EXHIBIT 2
FEE SCHEDULE

Adviser shall pay Sub-Adviser, promptly after receipt by Adviser of its advisory fee from the Fund with respect to each Fund Portfolio each calendar month during the term of this Agreement, a fee based on the average daily net assets of each Portfolio Segment, at the following annual rates:

Wilshire International Equity Fund: []% on net assets

Sub-Adviser’s fee shall be accrued daily at 1/365th of the annual rate set forth above. For the purpose of accruing compensation, the net assets of each Portfolio Segment will be determined in the manner and on the dates set forth in the current prospectus of the Fund with respect to each Fund Portfolio and, on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined. Upon the termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rata basis through the date of termination and paid within thirty business days of the date of termination.

APPENDIX B

The following tables set forth, as of August 1, 2019, the holders of the shares of the Fund known by the Fund to own, control or hold with power to vote 5% or more of the Fund’s outstanding securities.

Class	Shareholders	Percentage Owned
Investment Class
	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	21.61%
	Charles Schwab & Co Inc. Special Custody A/C FBO Customers 211 Main Street San Francisco, CA 94105-1905	7.04%
Institutional Class
	Wilshire Variable Insurance Trust Wilshire Global Allocation Fund c/o Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246-1617	46.13%
	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	17.40%
	Charles Schwab & Co. Special Custody A/C FBO Customers 211 Main Street San Francisco, CA 94105-1905	6.80%
	National Financial Services, LLC 499 Washington Blvd. Jersey City, NJ 07310-1995	10.92%

Wilshire International Equity Fund

Investment Class Shares (WLCTX)

Institutional Class Shares (WLTTX)

A series of the Wilshire Mutual Funds, Inc.

c/o DST Systems

P.O. Box 219512

Kansas City, MO 64121-9512

Telephone: 866-591-1568

http://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireInternationalEquityFund.aspx

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Wilshire International Equity Fund (the “Fund”), a series of Wilshire Mutual Funds, Inc. (the “Company”), and the selection and approval of Lazard Asset Management LLC (“Lazard”) as a subadviser for your Fund. We encourage you to access and review all of the important information contained in the Information Statement. The Information Statement is for informational purposes only. You do not need to take any action in connection with the selection and approval of the subadviser.

The Information Statement describes the recent approval by the Board of Directors of the Company of a subadvisory agreement between Wilshire and Lazard, pursuant to which Lazard serves as a new subadviser to the Fund effective June 28, 2019.

Please note that, in reliance on an exemptive order issued by the Securities and Exchange Commission, changes in subadvisers for the Fund do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of the Information Statement is to provide you with certain additional information about these changes that we are required to make available to you.

In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Company’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about August 22, 2019, to shareholders of record of the Fund as of August 1, 2019. The Information Statement will be available on the Company’s website until November 29, 2019 at:

http://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireInternationalEquityFund.aspx.

A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Company at WilshireFA@ultimusfundsolutions.com or toll-free at 1-866-591-1568.

Please note: Only one Notice is being delivered to multiple shareholders who share an address unless your Fund has received contrary instructions from one or more of the shareholders. The Company will deliver, without charge, promptly upon request to the toll-free telephone number or email address listed above, a separate copy of this Notice to a shareholder at a shared address to which a single copy of this Notice was delivered. If you currently receive multiple copies of notices, Information Statements, proxy statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call the toll-free telephone number listed above or write to the Company c/o DST Systems, Inc., at 430 W. 7th Street, Kansas City, MO 64105.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one.

A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.